          As filed with the Securities and Exchange Commission on April 24, 2001
                                                      Registration No. 333-_____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                Dana Corporation
                                ----------------
             (Exact name of registrant as specified in its charter)

            Virginia                                    34-4361040
            --------                                    ----------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                      4500 Dorr Street, Toledo, Ohio 43615
                      ------------------------------------
                    (Address of principal executive offices)

                     Dana Corporation 1997 Stock Option Plan
                     ---------------------------------------
                            (Full title of the plan)

                         Michael L. DeBacker, Secretary
               Dana Corporation, P.O. Box 1000, Toledo, Ohio 43697
               ---------------------------------------------------
                     (Name and address of agent for service)

                                  419-535-4500
                                  ------------
                     (Telephone number of agent for service)

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------

Title of each            Amount to be           Proposed maximum            Proposed maximum         Amount of
class of securities to   registered             offering price              aggregate offering       registration fee
be registered                                   per share(1)                price(1)
--------------------------------------------------------------------------------------------------------------------

Common stock (par        5,000,000 shares and   $17.65                      $88,250,000              $22,062.50
value $1                 related Preferred
per share)               Share Purchase
                         Rights
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Securities Act Rule 457(c) on the basis of the average high and low prices reported on the New York Stock Exchange Composite Tape on April 17, 2001.

                      REGISTRATION OF ADDITIONAL SECURITIES

Dana Corporation is hereby registering 5,000,000 additional shares of its common stock, par value $1 per share, and the related Preferred Share Purchase Rights, for issuance under the Dana Corporation 1997 Stock Option Plan. A registration statement on Form S-8 (Registration No. 333-37435) as filed with the Securities and Exchange Commission on October 8, 1997, relating to the same class of securities and the same employee benefit plan is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated herein by reference.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 24, 2001.

                      DANA CORPORATION

                      By: /s/   Michael L. DeBacker
                          ---------------------------------------------------
                                Michael L. DeBacker
                                Vice President, General Counsel and Secretary

The undersigned hereby (i) appoint Michael L. DeBacker, M. Jean Hardman, Charles
W. Hinde, Joseph M. Magliochetti, and Robert C. Richter, or any of them severally, as their true and lawful attorneys-in-fact, with full powers of substitution, for the undersigned and in their names, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission;
(ii) grant such attorneys-in-fact, and their substitutes, full power and authority to take any and all actions necessary or desirable in connection therewith, as fully for all purposes as the undersigned might do in person; and
(iii) ratify and confirm all actions that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                            Title                      Date
 ---------                            -----                      ----

PRINCIPAL EXECUTIVE OFFICER:

 /s/     J. M. Magliochetti           Chief Executive Officer    April 24, 2001
---------------------------------     and Director
         J. M. Magliochetti


PRINCIPAL FINANCIAL OFFICER:

 /s/     R. C. Richter                Chief Financial Officer    April 24, 2001
---------------------------------
         R. C. Richter

PRINCIPAL ACCOUNTING OFFICER:

 /s/     C. W. Hinde                  Chief Accounting Officer   April 24, 2001
---------------------------------
         C. W. Hinde

Signature                             Title                      Date
---------                             -----                      ----


DIRECTORS:


 /s/     B. F. Bailar                 Director                   April 24, 2001
---------------------------------
         B. F. Bailar


 /s/     A. C. Baillie                Director                   April 24, 2001
---------------------------------
         A. C. Baillie


 /s/     E. M. Carpenter              Director                   April 24, 2001
---------------------------------
         E. M. Carpenter


 /s/     E. Clark                     Director                   April 24, 2001
---------------------------------
         E. Clark


 /s/     G. H. Hiner                  Director                   April 24, 2001
---------------------------------
         G. H. Hiner


 /s/     M. R. Marks                  Director                   April 24, 2001
---------------------------------
         M. R. Marks


/s/      R. B. Priory                 Director                   April 24, 2001
---------------------------------
         R. B. Priory


 /s/     F. M. Senderos               Director                   April 24, 2001
---------------------------------
         F. M. Senderos

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

5                   Opinion of Hunton & Williams

23-A                Consent of PricewaterhouseCoopers

23-B                Consent of Hunton & Williams (included in Exhibit 5)

24                  Power of Attorney (included on Signature Page)